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                                                                 EXHIBIT 11.1

                            INSIGNIA SOLUTIONS PLC
         STATEMENT REGARDING COMPUTATION OF EARNINGS (LOSS) PER SHARE
                (IN THOUSANDS EXCEPT PER SHARE DATA, UNAUDITED)

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
                                                             Three months ended                   Six months ended
                                                                   June 30,                           June 30,
                                                       --------------------------------    ------------------------------
                                                            1999             1998               1999             1998
                                                       ---------------  ---------------    ---------------  -------------
Net income (loss)                                          $  (2,711)       $  (3,677)        $   (5,827)      $ 3,955
                                                       ---------------  ---------------    ---------------  -------------
                                                       ---------------  ---------------    ---------------  -------------
CALCULATION OF BASIC EARNINGS (LOSS) PER SHARE:
Weighted average number of ordinary shares
   outstanding used in computation                            12,781           12,111             12,736        12,094
                                                       ---------------  ---------------    ---------------  -------------
                                                       ---------------  ---------------    ---------------  -------------
Basic earnings (loss) per share                            $   (0.21)       $   (0.30)         $   (0.46)      $  0.33
                                                       ---------------  ---------------    ---------------  -------------
                                                       ---------------  ---------------    ---------------  -------------
CALCULATION OF DILUTED EARNINGS (LOSS) PER SHARE:
Weighted average number of ordinary shares
   outstanding used in computation                            12,781           12,111             12,736        12,094
Net effect of dilutive stock options outstanding                   -                -                  -           264
                                                       ---------------  ---------------    ---------------  -------------
                                                              12,781           12,111             12,736        12,358
                                                       ---------------  ---------------    ---------------  -------------
                                                       ---------------  ---------------    ---------------  -------------
Diluted earnings (loss) per share                          $   (0.21)       $   (0.30)         $   (0.46)      $  0.32
                                                       ---------------  ---------------    ---------------  -------------
                                                       ---------------  ---------------    ---------------  -------------
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